Exhibit 99.1

KINGSWAY ANNOUNCES FORMATION OF VERTICAL MARKET SOLUTIONS, LLC (“VMS”) AND ACQUISITION OF SYSTEMS PRODUCTS INTERNATIONAL, INC.

KINGSWAY SEARCH XCLERATOR ANNOUNCES ADDITION OF MILES MAMON

Management to Host Conference Call Today at 5 p.m. ET

●	Fourth acquisition under the Kingsway Search Xcelerator Program, first in 2023
●	High margin, capital light, recurring revenue business
●	VMS formation creates a platform for future vertical market software acquisitions

Chicago (September 11, 2022) – (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway”) today announced the formation of Vertical Market Solutions, LLC (“VMS”) and the acquisition of the privately-held vertical market software company Systems Products International, Inc. (“SPI”). This acquisition is the fourth acquisition completed under the Kingsway Search Xcelerator Program. Operator-in-Residence (“OIR”) Drew Richard will be transitioning into the day-to-day operating role as CEO of SPI following the transaction.

SPI, based in Miami, Florida (www.spisoftware.com), is a preferred partner in the development of software products, created exclusively to serve the management needs of all types of shared-ownership properties. The SPI platform includes a comprehensive set of modules with software solutions that cover the entire vacation ownership enterprise: sales, property management, loan servicing, receivables management, integrations, and mobile applications.

“This is Kingsway’s fourth acquisition under the Kingsway Search Xcelerator Program and our first in the vertical market software space,” said Kingsway President and CEO, J.T. Fitzgerald. “The transaction reflects the progress we are making with several potential M&A transactions as deal flow has increased significantly since the start of 2023. SPI fits our criteria of recurring revenue, strong margins, and low capital demands, in a growing industry, and we expect it will be immediately accretive. While smaller than our typical acquisition, we are excited about SPI and its history and prospects as our first acquisition under VMS.” “Founded in 1978, SPI is a pioneer in its field and has created world-class software products for the time-share and vacation rental industries,” said Drew Richard, incoming SPI CEO. “I am honored to join this well-established team and continue meeting the needs of current and future customers.”

Even after taking into consideration the anticipated effects of purchase accounting, Kingsway expects the acquisition to be immediately accretive and provide uplift to its recurring revenue base. The closing purchase price was paid in cash.

Holland & Knight served as legal counsel to Kingsway and Marko & Magolnick, P.A. served as legal counsel to the sellers.

Management will host a Conference today at 5 p.m. ET to further discuss the transaction.

Kingsway also announced today that Miles Mamon has joined its innovative Kingsway Search Xclerator (“KSX”) segment as the newest OIR. “We are excited to welcome Miles to the KSX team,” said John T. Fitzgerald. “As deal flow continues to pick-up and our portfolio of KSX companies continues to expand, having Miles on board to help find our next great company is a great addition to the deep bench of OIRs already in place.”

Prior to joining Kingsway, Mr. Mamon was a Vice President at Morgan Stanley where he was responsible for acquisitions and asset management within the Merchant Banking and Real Estate Investing group. Mr. Mamon began his career as an air and missile defense officer in the United States Army where he served in a patriot missile unit supporting a NATO operation to protect the Turkish southern border region during the Syrian Civil War. Mr. Mamon holds a JD from the Northwestern Pritzker School of Law, an MBA in Finance from the Northwestern Kellogg School of Management and a BA in Economics and Classics from Northwestern University.

Conference Call Information

Date: Monday, September 11, 2023
Time: 5:00 PM Eastern Time
Toll Free : 888-506-0062; Code: 489653
International: 973-528-0011; Code: 489653
Live Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/49013

Conference Call Replay Information

Toll Free : 877-481-4010
International: 919-882-2331
Replay Passcode: 49013
Replay Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/49013

About Kingsway

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty and business services industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

The Company serves the extended warranty industry through its operating subsidiaries IWS (iwsgroup.com), Penn Warranty (pennwarranty.com), Preferred Warranties (preferredwarranties.com) and Trinity Warranty Solutions (trinitywarranty.com).

The Company serves the business services industry through its operating subsidiaries CSuite (csuitefinancialpartners.com), Ravix (ravixgroup.com) and Secure Nursing Service (securenursing.com).

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward- looking statement. Such forward-looking statements relate to future events or future performance but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in Kingsway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2021 Annual Report”). Except as expressly required by applicable securities law, Kingsway disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of the 2021 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through Kingsway’s website at www.kingsway-financial.com.

For Media Inquiries: Hayden IR James Carbonara (646) 755-7412 james@haydenir.com	For Business Development Inquiries: Kingsway Financial Services Inc. Charles Joyce (312) 766-2155 cjoyce@kingsway-financial.com